Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 2, 2019	Kenneth E. Webster Investor Relations 716-857-7067	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2019 fiscal year and for the six months ended March 31, 2019.

FISCAL 2019 SECOND QUARTER SUMMARY

•	GAAP earnings of $90.6 million, or $1.04 per share, compared to $91.8 million, or $1.06 per share, in the prior year

•	Adjusted operating results of $92.9 million, or $1.07 per share, compared to $95.6 million, or $1.11 per share, in the prior year (see non-GAAP reconciliation below)

•	Consolidated Adjusted EBITDA of $225.8 million compared to $232.4 million in the prior year (see non-GAAP reconciliation on page 24)

•	E&P segment net production of 48.8 Bcfe, an increase of 6% from the prior year

•	Appalachian net natural gas production of 499 MMcf/d, up 8% from the prior year and up 1% from the first quarter

•	Average natural gas prices, after the impact of hedging, of $2.58 per Mcf, up $0.06 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $61.01 per Bbl, up $2.70 per Bbl from the prior year

•	Gathering segment operating revenues increased $1.6 million on 5% increase in gathered volumes

•	Utility segment net income increased $2.2 million, or 7%, on higher customer margins and lower interest expense

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$90,595	$91,847	$193,256	$290,501
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	4,000	(5,000)	(107,000)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	6,742	(335)	237	98
Tax impact of unrealized (gain) loss on hedge ineffectiveness	(1,416)	82	(50)	(24)
Unrealized (gain) loss on other investments (Corporate / All Other)	(3,831)	—	2,516	—
Tax impact of unrealized (gain) loss on other investments	805	—	(528)	—
Adjusted Operating Results	$92,895	$95,594	$190,431	$183,575

Reported GAAP Earnings per share	$1.04	$1.06	$2.23	$3.37
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	0.05	(0.06)	(1.24)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	0.08	—	—	—
Tax impact of unrealized (gain) loss on hedge ineffectiveness	(0.02)	—	—	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(0.04)	—	0.03	—
Tax impact of unrealized (gain) loss on other investments	0.01	—	(0.01)	—
Rounding	—	—	0.01	—
Adjusted Operating Results per share	$1.07	$1.11	$2.20	$2.13

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “The Company’s second fiscal quarter results evidence the value of our integrated business model, where the consistent earnings from each of our major operating segments contributed to our balanced consolidated earnings. Our financial results were in line with our forecast for the quarter, and keep us on track to deliver results in line with our fiscal year earnings guidance, which remains unchanged.

“Financial results in our regulated businesses were consistent with the prior year, where higher earnings in the utility business offset a portion of the expected decline in the interstate pipeline business caused by the expiration of a large transportation contract. In our Exploration & Production business, we experienced a few operational delays during the quarter, which deferred a portion of our production that was scheduled to come online this quarter into the latter part of fiscal 2019. We still expect, however, that our steady, three-rig drilling program will deliver average production growth of 15 to 20 percent through our fiscal 2022 forecast period. Given our large undeveloped acreage position, our production growth can be sustained throughout the next decade.

“We are excited that that our various Pipeline & Storage projects under development continue to take meaningful strides forward, including the recent receipt of the FERC Certificate for our Empire North project, positive legal and regulatory developments on our Northern Access project, and the commencement of construction on our Line N to Monaca project. Each of these projects will help to meet the increasing regional demand for domestic and abundant natural gas supplies. As the nation’s electric grid continues to decrease reliance on aging coal-fired plants and integrate more intermittent renewable generation facilities, more reliance will be placed on natural gas electric generation, much like many of our residential customers depend on their gas-powered back-up generators.”

FISCAL 2019 GUIDANCE

National Fuel is reaffirming its full year earnings guidance for fiscal 2019. The Company projects that earnings on a non-GAAP basis will be within the range of $3.45 to $3.65 per share, or $3.55 per share at the midpoint of the range. The Company’s earnings guidance range reflects the impact of actual results for the six months ended March 31, 2019, an update to the Company’s commodity price assumptions to reflect the current futures market, including a $10 per barrel increase in NYMEX crude oil, offset by the consolidated impact of the reduction in its production guidance discussed below. Further changes in NYMEX or Appalachian basin spot natural gas prices are not expected to have a significant impact on current year earnings as the realizations on a large portion of the Company’s remaining natural gas production are locked in with firm sales and financial hedges. Projections for consolidated and individual segment capital expenditures are unchanged.

The Company is revising its Exploration and Production segment’s fiscal 2019 net production guidance to be in the range of 205 to 215 billion cubic feet equivalent (“Bcfe”). At the midpoint of the range, the Company’s revised fiscal 2019 production guidance represents an 18 percent increase over fiscal 2018.

The 10 Bcfe, or 5 percent, decrease from the midpoint of the Company’s previous guidance range is primarily due to the following factors:

•	Drilling and completion delays at DCNR tracts 007 and 100 in the EDA, which has deferred forecasted production online dates;

•	The impact of the Company's ongoing testing efforts to optimize its Utica drilling and completion design in the WDA; and

•
The Company's continued trend towards drilling longer laterals, which is expected to benefit the program's economics, but defers the online dates related to future development pads beyond the previous plan.

While the delays in new well turn on dates have the effect of pushing production to future periods, they are not expected to have a material impact on the ultimate recovery of the Company’s reserves or the economics of its Marcellus and Utica programs.

The Company’s earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2019, including: (1) the remeasurement of deferred income taxes resulting from

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the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the six months ended March 31, 2019 by $0.06 per share; (2) the full year impact of the Exploration and Production segment’s unrealized gain on hedging ineffectiveness; and (3) the unrealized loss on other investments due to the change in an accounting rule discussed on page 6, which lowered earnings by $0.02 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining six months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table on page 8.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of earnings of each operating segment for the quarter ended March 31, 2019 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the six months ended March 31, 2019 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	March 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$21,873	$26,537	$(4,664)
Remeasurement of deferred taxes under 2017 Tax Reform	$—	$790	$(790)
Unrealized (gain) loss on hedge ineffectiveness	$6,742	$(335)	$7,077
Tax impact of unrealized (gain) loss on hedge ineffectiveness	$(1,416)	$82	$(1,498)
Adjusted Operating Results	$27,199	$27,074	$125

Adjusted EBITDA	$83,580	$78,728	$4,852

The Exploration and Production segment’s second quarter GAAP earnings decreased $4.7 million versus the prior year, driven primarily by the net impact of unrealized gains and losses that were recognized due to hedge accounting ineffectiveness and an $0.8 million adjustment recorded in the prior year second quarter relating to the remeasurement of deferred income taxes under the 2017 Tax Reform Act. Excluding these items (see table above), the Exploration and Production segment’s second quarter earnings increased $0.1 million as the positive impacts of higher natural gas production and better realized natural gas and crude oil prices were offset by lower crude oil production, higher lease operating and transportation (“LOE”) expense, higher depreciation, depletion and amortization (“DD&A”) expense, and the impact of income taxes.

Seneca’s second quarter net production was 48.8 Bcfe, an increase of 2.7 Bcfe, or 6 percent, from the prior year. Natural gas production increased 3.3 billion cubic feet (“Bcf”), or 8 percent, due primarily to production from new Marcellus and Utica wells completed and connected to sales in Appalachia. Seneca increased production in the WDA-Clermont area by 4.4 Bcf, where Seneca has increased development activity. Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.58 per thousand cubic feet ("Mcf"), an increase of $0.06 per Mcf from the prior year. The improvement was driven primarily by higher NYMEX pricing and local spot pricing in Pennsylvania, which benefited realizations on Seneca’s unhedged production.

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Seneca’s oil production for the second quarter decreased 99 thousand barrels ("Mbbl") due largely to the impact of the sale of Seneca’s Sespe properties in California in the third quarter of fiscal 2018. Seneca's average realized oil price, after the impact of hedging, was $61.01 per barrel ("Bbl"), an increase of $2.70 per Bbl over the prior year. The improvement in oil price realizations was due primarily to stronger price differentials relative to West Texas Intermediate (WTI) index prices at local sales points in California.

LOE expense increased $2.1 million due mostly to higher gathering expenses in Appalachia resulting from the increase in natural gas production coupled with an increase in well repairs, contract labor and steam fuel costs in the West Coast region, partially offset by lower operating costs in California following the sale of Seneca’s Sespe properties. DD&A expense increased $3.9 million due to the increase in production and a higher unit depletion rate.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased the segment’s income tax expense on current period income by $1.0 million. The impact of the lower federal rate on current quarter income was more than offset by the net effect of other items that increased income tax expense by $1.9 million.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$17,749	$22,724	$(4,975)

Adjusted EBITDA	$41,281	$49,786	$(8,505)

The Pipeline and Storage segment’s second quarter GAAP earnings decreased $5.0 million versus the prior year. The decrease was driven primarily by lower operating revenues and higher operation and maintenance (“O&M”) expenses, which were partially offset by lower income tax expense due to the impact of the 2017 Tax Reform Act. The $4.4 million decrease in operating revenues was due largely to the anticipated expiration of a significant firm transportation contract on the Empire system in December 2018. The impact of the contract expiration was partially offset by an increase in Empire’s transportation rates following the Company’s rate case settlement effective January 1, 2019. The settlement remains subject to FERC approval. O&M expense increased $3.1 million due primarily to an increase in compressor and facility maintenance activity during the quarter and higher personnel costs.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased the Pipeline and Storage segment’s income tax expense on current period income by $0.8 million.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$12,690	$11,770	$920
Remeasurement of deferred taxes under 2017 Tax Reform	$—	$400	$(400)
Adjusted Operating Results	$12,690	$12,170	$520

Adjusted EBITDA	$24,598	$24,220	$378

The $0.9 million increase in the Gathering segment’s second quarter GAAP earnings was driven primarily by higher operating revenues and the net impact of the 2017 Tax Reform Act, which were partially offset by higher O&M expenses. Operating revenues increased $1.6 million, or 6 percent, due primarily to a 2.8 Bcf increase in gathered volume from Seneca’s Appalachian natural gas production. O&M expenses increased $1.3 million in the second quarter due largely to the operation of additional compression facilities along the Covington gathering system, which were acquired from affiliate Seneca in March 2018, and an increase in normal-course preventative compressor maintenance activity at the Clermont gathering system.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased the segment’s income tax expense on current period income by $0.6 million. Additionally, the Gathering segment recorded a $0.4 million adjustment in the prior year second quarter to the remeasurement of deferred income taxes under the 2017 Tax Reform Act, which increased income tax expense and lowered earnings in the prior year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$35,589	$33,360	$2,229

Adjusted EBITDA	$78,688	$80,591	$(1,903)

The $2.2 million increase in the Utility segment’s second quarter GAAP earnings was due primarily to higher customer margins and lower interest expense partially offset by the net impact of the 2017 Tax Reform Act. Higher customer usage, an increase in revenues relating to a system modernization tracking mechanism, and the impact of regulatory adjustments contributed to the increase in customer margins. Interest expense decreased $0.6 million due primarily to the Company’s early refinancing of an 8.75 percent coupon 10-year note that was set to mature in May 2019. The $1.9 million increase in O&M expense was substantially offset by the $2.3 million decrease in other deductions, which was largely a result of non-service pension and postretirement benefit costs that are now reported separately from O&M expenses following the adoption of new accounting guidance in the current year.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased income tax expense on current period income by $1.5 million. In accordance with state regulatory orders, the Utility segment has been recording a refund provision to return the net effect of the 2017 Tax Reform Act to its customers. The refund provision recorded during the quarter as a reduction to operating revenues was $3.7

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million higher than the refund provision recorded in the prior year, reducing second quarter earnings by $2.8 million and offsetting the benefit of the lower federal income tax rate.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended
	March 31,
(in thousands)	2019	2018	Variance
GAAP Earnings	$544	$578	$(34)
Remeasurement of deferred taxes under 2017 Tax Reform	$—	$159	$(159)
Adjusted Operating Results	$544	$737	$(193)

Adjusted EBITDA	$620	$1,048	$(428)

The Energy Marketing segment’s second quarter GAAP earnings were largely unchanged versus the prior year, as the slight decline in customer margins (operating revenues less purchased gas sold) was offset by the impact of an adjustment made in the prior year second quarter to the segment’s remeasurement of deferred income taxes under the 2017 Tax Reform Act.

Corporate and All Other

Corporate and All Other operations had combined earnings of $2.2 million in the current year second quarter, which was $5.3 million higher than the loss of $3.1 million in the prior year second quarter. The increase in earnings was primarily attributable to the impact of the 2017 Tax Reform Act, which resulted in a remeasurement of deferred income taxes that increased the prior year’s second quarter income tax expense by $2.7 million, and the impact of $3.8 million in unrealized gains on investments in equity securities recorded during the quarter ($3.0 million after-tax). Unrealized gains and losses on investments in equity securities are now recognized in earnings following the adoption of new accounting guidance in the current year. These unrealized gains and losses had been previously recorded as other comprehensive income. These increases were partially offset by lower operating revenues from the sale of standing timber by the Company’s land and timber operations.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 3, 2019, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “6683755”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “6683755”. Both the webcast and a telephonic replay will be available until the close of business on Friday, May 10, 2019.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections

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contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of potential information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2019. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table below.

The Company's earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2019, including: (1) the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the six months ended March 31, 2019 by $0.06 per share; (2) the full year impact of the Exploration and Production segment’s unrealized gain on hedging ineffectiveness; and (3) the unrealized loss on other investments due to the change in an accounting rule discussed on page 6, which lowered earnings by $0.02 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining six months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2019 Guidance	Previous FY 2019 Guidance
Consolidated Earnings per Share	$3.45 to $3.65	$3.45 to $3.65
Consolidated Effective Tax Rate	~ 24%	24% to 25%

Capital Expenditures (Millions)
Exploration and Production	$460 - $495	$460 - $495
Pipeline and Storage	$120 - $150	$120 - $150
Gathering	$55 - $65	$55 - $65
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$725 - $810	$725 - $810

Exploration & Production Segment Guidance

Commodity Price Assumptions (1)
NYMEX natural gas price	$2.60 /MMBtu	$3.25 /MMBtu | $2.75 /MMBtu
Appalachian basin spot price	$2.10 /MMBtu	$2.75 /MMBtu | $2.25 /MMBtu
NYMEX (WTI) crude oil price	$65.00 /Bbl	$55.00 /Bbl
California oil price (% of WTI)	108%	102%

Production (Bcfe)
East Division - Appalachia	189 to 199	194 to 214
West Division - California	~ 16	~ 16
Total Production	205 to 215	210 to 230

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.90	$0.85 - $0.90
G&A	$0.25 - $0.35	$0.25 - $0.35
DD&A	$0.70 - $0.75	$0.70 - $0.75

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$125 - $130	$130 - $140
Pipeline and Storage Segment Revenues	~$285	~$285

(1) Revised commodity price assumptions reflect the Company's forecast for the remainder of fiscal 2019.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2018 GAAP earnings	$26,537	$22,724	$11,770	$33,360	$578	$(3,122)	$91,847

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	790		400		159	2,651	4,000
Unrealized (gain) loss on hedge ineffectiveness	(335)						(335)
Tax impact of unrealized gain) loss on hedge ineffectiveness	82						82
Second quarter 2018 adjusted operating results	27,074	22,724	12,170	33,360	737	(471)	95,594

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	6,261						6,261
Higher (lower) crude oil production	(4,359)						(4,359)
Higher (lower) realized natural gas prices, after hedging	2,018						2,018
Higher (lower) realized crude oil prices, after hedging	1,154						1,154

Midstream and All Other Revenues
Higher (lower) operating revenues		(3,336)	1,234			(699)	(2,801)

Downstream Margins***
Impact of higher usage and weather				618			618
System modernization tracker revenues				680			680
Lower (higher) refund provision on tax rate change				(2,827)			(2,827)
Regulatory true-up adjustments				886			886

Operating Expenses
Lower (higher) lease operating and transportation expenses	(1,610)						(1,610)
Lower (higher) operating expenses		(2,359)	(953)	(1,255)			(4,567)
Lower (higher) depreciation / depletion	(2,946)						(2,946)

Other Income (Expense)
(Higher) lower other deductions				1,746			1,746
(Higher) lower interest expense	(127)	283	123	448	(6)	276	997

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	1,010	822	564	1,535	23	22	3,976
Lower (higher) income tax expense / effective tax rate	(1,910)	81	(4)	(44)	11	(10)	(1,876)

All other / rounding	634	(466)	(444)	442	(221)	6	(49)
Second quarter 2019 adjusted operating results	27,199	17,749	12,690	35,589	544	(876)	92,895

Items impacting comparability:
Unrealized gain (loss) on hedge ineffectiveness	(6,742)						(6,742)
Tax impact of unrealized gain (loss) on hedge ineffectiveness	1,416						1,416
Unrealized gain (loss) on other investments						3,831	3,831
Tax impact of unrealized gain (loss) on other investments						(805)	(805)
Second quarter 2019 GAAP earnings	$21,873	$17,749	$12,690	$35,589	$544	$2,150	$90,595

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2018 GAAP earnings per share	$0.31	$0.26	$0.14	$0.39	$0.01	$(0.05)	$1.06
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	0.01		0.01		—	0.03	0.05
Unrealized (gain) loss on hedge ineffectiveness	—						—
Tax impact of unrealized (gain) loss on hedge ineffectiveness	—						—
Rounding	(0.01)	—	(0.01)	—	—	0.02	—
Second quarter 2018 adjusted operating results per share	0.31	0.26	0.14	0.39	0.01	—	1.11

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.07						0.07
Higher (lower) crude oil production	(0.05)						(0.05)
Higher (lower) realized natural gas prices, after hedging	0.02						0.02
Higher (lower) realized crude oil prices, after hedging	0.01						0.01

Midstream and All Other Revenues
Higher (lower) operating revenues		(0.04)	0.01			(0.01)	(0.04)

Downstream Margins***
Impact of higher usage and weather				0.01			0.01
System modernization tracker revenues				0.01			0.01
Lower (higher) refund provision on tax rate change				(0.03)			(0.03)
Regulatory true-up adjustments				0.01			0.01

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.02)						(0.02)
Lower (higher) operating expenses		(0.03)	(0.01)	(0.01)			(0.05)
Lower (higher) depreciation / depletion	(0.03)						(0.03)

Other Income (Expense)
(Higher) lower other deductions				0.02			0.02
(Higher) lower interest expense	—	—	—	0.01	—	—	0.01

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.01	0.01	0.01	0.02	—	—	0.05
Lower (higher) income tax expense / effective tax rate	(0.02)	—	—	—	—	—	(0.02)

All other / rounding	0.01	—	—	(0.02)	—	—	(0.01)
Second quarter 2019 adjusted operating results per share	0.31	0.20	0.15	0.41	0.01	(0.01)	1.07

Items impacting comparability:
Unrealized gain (loss) on hedge ineffectiveness	(0.08)						(0.08)
Tax impact of unrealized gain (loss) on hedge ineffectiveness	0.02						0.02
Unrealized gain (loss) on other investments						0.04	0.04
Tax impact of unrealized gain (loss) on other investments						(0.01)	(0.01)
Second quarter 2019 GAAP earnings per share	$0.25	$0.20	$0.15	$0.41	$0.01	$0.02	$1.04

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2018 GAAP earnings	$133,235	$61,186	$57,169	$54,353	$1,624	$(17,066)	$290,501

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(76,510)	(14,100)	(34,500)		359	17,751	(107,000)
Unrealized (gain) loss on hedge ineffectiveness	98						98
Tax impact of unrealized (gain) loss on hedge ineffectiveness	(24)						(24)
Six months ended March 31, 2018 adjusted operating results	56,799	47,086	22,669	54,353	1,983	685	183,575

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	25,603						25,603
Higher (lower) crude oil production	(8,915)						(8,915)
Higher (lower) realized natural gas prices, after hedging	(989)						(989)
Higher (lower) realized crude oil prices, after hedging	1,973						1,973

Midstream and All Other Revenues
Higher (lower) operating revenues		(1,997)	5,655			(764)	2,894

Downstream Margins***
Impact of higher usage and weather				2,220			2,220
System modernization tracker revenues				1,568			1,568
Lower (higher) refund provision on tax rate change				(2,414)			(2,414)
Higher (lower) marketing margins					(2,110)		(2,110)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(3,811)						(3,811)
Lower (higher) operating expenses	(1,328)	(5,350)	(1,502)	(880)			(9,060)
Lower (higher) property, franchise and other taxes	(1,684)	(539)					(2,223)
Lower (higher) depreciation / depletion	(8,439)	(735)	(782)				(9,956)

Other Income (Expense)
(Higher) lower other deductions				2,103			2,103
(Higher) lower interest expense	32	729	94	1,161	(1)	550	2,565

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	2,603	1,618	1,150	2,542	(7)	(196)	7,710
Lower (higher) income tax expense / effective tax rate	(3,094)	1,715	(604)	(75)	172	97	(1,789)

All other / rounding	534	324	(308)	659	8	270	1,487
Six months ended March 31, 2019 adjusted operating results	59,284	42,851	26,372	61,237	45	642	190,431

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	990		500		198	3,312	5,000
Unrealized gain (loss) on hedge ineffectiveness	(237)						(237)
Tax impact of unrealized gain (loss) on hedge ineffectiveness	50						50
Unrealized gain (loss) on other investments						(2,516)	(2,516)
Tax impact of unrealized gain (loss) on other investments						528	528
Six months ended March 31, 2019 GAAP earnings	$60,087	$42,851	$26,872	$61,237	$243	$1,966	$193,256

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*
Six months ended March 31, 2018 GAAP earnings per share	$1.54	$0.71	$0.66	$0.63	$0.02	$(0.19)	$3.37
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.89)	(0.16)	(0.40)		—	0.21	(1.24)
Unrealized (gain) loss on hedge ineffectiveness	—						—
Tax impact of unrealized (gain) loss on hedge ineffectiveness	—						—
Rounding	0.01	—	—	—	—	(0.01)	—
Six months ended March 31, 2018 adjusted operating results per share	0.66	0.55	0.26	0.63	0.02	0.01	2.13

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.30						0.30
Higher (lower) crude oil production	(0.10)						(0.10)
Higher (lower) realized natural gas prices, after hedging	(0.01)						(0.01)
Higher (lower) realized crude oil prices, after hedging	0.02						0.02

Midstream and All Other Revenues
Higher (lower) operating revenues		(0.02)	0.07			(0.01)	0.04

Downstream Margins***
Impact of higher usage and weather				0.03			0.03
System modernization tracker revenues				0.02			0.02
Lower (higher) refund provision on tax rate change				(0.03)			(0.03)
Higher (lower) marketing margins					(0.02)		(0.02)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.04)						(0.04)
Lower (higher) operating expenses	(0.02)	(0.06)	(0.02)	(0.01)			(0.11)
Lower (higher) property, franchise and other taxes	(0.02)	(0.01)					(0.03)
Lower (higher) depreciation / depletion	(0.10)	(0.01)	(0.01)				(0.12)

Other Income (Expense)
(Higher) lower other deductions				0.02			0.02
(Higher) lower interest expense	—	0.01	—	0.01	—	0.01	0.03

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.03	0.02	0.01	0.03	—	—	0.09
Lower (higher) income tax expense / effective tax rate	(0.04)	0.02	(0.01)	—	—	—	(0.03)

All other / rounding	—	(0.01)	—	0.01	—	0.01	0.01
Six months ended March 31, 2019 adjusted operating results per share	0.68	0.49	0.30	0.71	—	0.02	2.20

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	0.01		0.01		—	0.04	0.06
Unrealized gain (loss) on hedge ineffectiveness	—						—
Tax impact of unrealized gain (loss) on hedge ineffectiveness	—						—
Unrealized gain (loss) on other investments						(0.03)	(0.03)
Tax impact of unrealized gain (loss) on other investments						0.01	0.01
Rounding						(0.01)	(0.01)
Six months ended March 31, 2019 GAAP earnings per share	$0.69	$0.49	$0.31	$0.71	$—	$0.03	$2.23

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2019	2018	2019	2018
Operating Revenues:
Utility and Energy Marketing Revenues	$357,654	$339,422	$629,747	$565,147
Exploration and Production and Other Revenues	146,467	147,868	310,403	288,318
Pipeline and Storage and Gathering Revenues	48,423	53,615	102,641	107,096
	552,544	540,905	1,042,791	960,561
Operating Expenses:
Purchased Gas	195,037	176,608	333,697	270,642
Operation and Maintenance:
Utility and Energy Marketing	48,559	46,708	92,475	90,789
Exploration and Production and Other	40,141	39,127	72,936	74,209
Pipeline and Storage and Gathering	27,249	22,916	52,182	43,227
Property, Franchise and Other Taxes	22,535	22,802	46,540	43,650
Depreciation, Depletion and Amortization	65,664	61,155	129,918	116,985
	399,185	369,316	727,748	639,502

Operating Income	153,359	171,589	315,043	321,059

Other Income (Expense):
Other Income (Deductions)	(5,919)	(13,092)	(15,521)	(16,594)
Interest Expense on Long-Term Debt	(25,273)	(27,148)	(50,713)	(55,235)
Other Interest Expense	(1,787)	(1,233)	(2,860)	(1,736)

Income Before Income Taxes	120,380	130,116	245,949	247,494

Income Tax Expense (Benefit)	29,785	38,269	52,693	(43,007)

Net Income Available for Common Stock	$90,595	$91,847	$193,256	$290,501

Earnings Per Common Share
Basic	$1.05	$1.07	$2.24	$3.39
Diluted	$1.04	$1.06	$2.23	$3.37

Weighted Average Common Shares:
Used in Basic Calculation	86,290,047	85,809,233	86,159,932	85,718,779
Used in Diluted Calculation	86,767,673	86,323,636	86,738,809	86,318,892

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2019	2018

ASSETS
Property, Plant and Equipment	$10,788,894	$10,439,839
Less - Accumulated Depreciation, Depletion and Amortization	5,573,020	5,462,696
Net Property, Plant and Equipment	5,215,874	4,977,143

Current Assets:
Cash and Temporary Cash Investments	100,643	229,606
Hedging Collateral Deposits	1,983	3,441
Receivables - Net	235,586	141,498
Unbilled Revenue	60,196	24,182
Gas Stored Underground	6,848	37,813
Materials and Supplies - at average cost	37,695	35,823
Unrecovered Purchased Gas Costs	5,760	4,204
Other Current Assets	57,586	68,024
Total Current Assets	506,297	544,591

Other Assets:
Recoverable Future Taxes	113,441	115,460
Unamortized Debt Expense	14,922	15,975
Other Regulatory Assets	108,193	112,918
Deferred Charges	39,634	40,025
Other Investments	135,022	132,545
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	86,802	82,733
Fair Value of Derivative Financial Instruments	11,130	9,518
Other	42,184	102
Total Other Assets	556,804	514,752
Total Assets	$6,278,975	$6,036,486

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,300,675 Shares and 85,956,814 Shares, Respectively	$86,301	$85,957
Paid in Capital	821,837	820,223
Earnings Reinvested in the Business	1,236,657	1,098,900
Accumulated Other Comprehensive Loss	(54,286)	(67,750)
Total Comprehensive Shareholders' Equity	2,090,509	1,937,330
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,132,488	2,131,365
Total Capitalization	4,222,997	4,068,695

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	141,851	160,031
Amounts Payable to Customers	15,463	3,394
Dividends Payable	36,678	36,532
Interest Payable on Long-Term Debt	18,508	19,062
Customer Advances	433	13,609
Customer Security Deposits	18,519	25,703
Other Accruals and Current Liabilities	195,797	132,693
Fair Value of Derivative Financial Instruments	5,749	49,036
Total Current and Accrued Liabilities	432,998	440,060

Deferred Credits:
Deferred Income Taxes	618,850	512,686
Taxes Refundable to Customers	365,380	370,628
Cost of Removal Regulatory Liability	215,864	212,311
Other Regulatory Liabilities	156,722	146,743
Pension and Other Post-Retirement Liabilities	49,213	66,103
Asset Retirement Obligations	104,138	108,235
Other Deferred Credits	112,813	111,025
Total Deferred Credits	1,622,980	1,527,731
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,278,975	$6,036,486

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2019	2018

Operating Activities:
Net Income Available for Common Stock	$193,256	$290,501
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	129,918	116,985
Deferred Income Taxes	90,468	(62,459)
Stock-Based Compensation	10,731	7,862
Other	7,997	8,052
Change in:
Receivables and Unbilled Revenue	(130,377)	(123,954)
Gas Stored Underground and Materials and Supplies	29,093	28,004
Unrecovered Purchased Gas Costs	(1,556)	4,197
Other Current Assets	10,438	(8,819)
Accounts Payable	10,226	10,838
Amounts Payable to Customers	12,069	12,083
Customer Advances	(13,176)	(15,547)
Customer Security Deposits	(7,184)	(1,399)
Other Accruals and Current Liabilities	48,028	37,646
Other Assets	(38,686)	(9,541)
Other Liabilities	(10,410)	(5,767)
Net Cash Provided by Operating Activities	$340,835	$288,682

Investing Activities:
Capital Expenditures	$(386,579)	$(261,720)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	17,310
Other	(2,616)	5,355
Net Cash Used in Investing Activities	$(389,195)	$(239,055)

Financing Activities:
Reduction of Long-Term Debt	$—	$(307,047)
Dividends Paid on Common Stock	(73,197)	(71,091)
Net Proceeds from Issuance (Repurchase) of Common Stock	(8,864)	2,891
Net Cash Used in Financing Activities	$(82,061)	$(375,247)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(130,421)	(325,620)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	233,047	557,271
Cash, Cash Equivalents, and Restricted Cash at March 31	$102,626	$231,651

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2019	2018	Variance	2019	2018	Variance
Total Operating Revenues	$146,102	$146,411	$(309)	$308,978	$285,552	$23,426

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,113	16,748	365	32,312	30,350	1,962
Lease Operating and Transportation Expense	45,941	43,808	2,133	88,503	83,455	5,048
All Other Operation and Maintenance Expense	2,900	2,919	(19)	5,252	5,454	(202)
Property, Franchise and Other Taxes	3,310	3,873	(563)	9,673	7,443	2,230
Depreciation, Depletion and Amortization	35,888	31,986	3,902	70,588	59,411	11,177
	105,152	99,334	5,818	206,328	186,113	20,215

Operating Income	40,950	47,077	(6,127)	102,650	99,439	3,211

Other Income (Expense):
Other Income (Deductions)	275	12	263	554	15	539
Other Interest Expense	(13,548)	(13,380)	(168)	(26,711)	(26,753)	42

Income Before Income Taxes	27,677	33,709	(6,032)	76,493	72,701	3,792
Income Tax Expense (Benefit)	5,804	7,172	(1,368)	16,406	(60,534)	76,940
Net Income	$21,873	$26,537	$(4,664)	$60,087	$133,235	$(73,148)

Net Income Per Share (Diluted)	$0.25	$0.31	$(0.06)	$0.69	$1.54	$(0.85)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$48,421	$53,714	$(5,293)	$102,639	$107,025	$(4,386)
Intersegment Revenues	23,918	23,044	874	46,769	45,028	1,741
Total Operating Revenues	72,339	76,758	(4,419)	149,408	152,053	(2,645)

Operating Expenses:
Purchased Gas	510	55	455	813	161	652
Operation and Maintenance	22,907	19,782	3,125	44,540	37,454	7,086
Property, Franchise and Other Taxes	7,641	7,135	506	14,949	14,235	714
Depreciation, Depletion and Amortization	11,293	10,838	455	22,407	21,434	973
	42,351	37,810	4,541	82,709	73,284	9,425

Operating Income	29,988	38,948	(8,960)	66,699	78,769	(12,070)

Other Income (Expense):
Other Income (Deductions)	1,973	1,173	800	3,899	2,819	1,080
Interest Expense	(7,500)	(7,875)	375	(14,786)	(15,752)	966

Income Before Income Taxes	24,461	32,246	(7,785)	55,812	65,836	(10,024)
Income Tax Expense	6,712	9,522	(2,810)	12,961	4,650	8,311
Net Income	$17,749	$22,724	$(4,975)	$42,851	$61,186	$(18,335)

Net Income Per Share (Diluted)	$0.20	$0.26	$(0.06)	$0.49	$0.71	$(0.22)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$2	$(99)	$101	$2	$71	$(69)
Intersegment Revenues	29,366	27,832	1,534	59,056	51,497	7,559
Total Operating Revenues	29,368	27,733	1,635	59,058	51,568	7,490

Operating Expenses:
Operation and Maintenance	4,752	3,490	1,262	8,464	6,474	1,990
Property, Franchise and Other Taxes	18	23	(5)	48	61	(13)
Depreciation, Depletion and Amortization	4,673	4,227	446	9,351	8,315	1,036
	9,443	7,740	1,703	17,863	14,850	3,013

Operating Income	19,925	19,993	(68)	41,195	36,718	4,477

Other Income (Expense):
Other Income (Deductions)	189	337	(148)	232	651	(419)
Interest Expense	(2,345)	(2,508)	163	(4,723)	(4,847)	124

Income Before Income Taxes	17,769	17,822	(53)	36,704	32,522	4,182
Income Tax Expense (Benefit)	5,079	6,052	(973)	9,832	(24,647)	34,479
Net Income	$12,690	$11,770	$920	$26,872	$57,169	$(30,297)

Net Income Per Share (Diluted)	$0.15	$0.14	$0.01	$0.31	$0.66	$(0.35)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$298,636	$283,778	$14,858	$518,647	$470,867	$47,780
Intersegment Revenues	4,394	5,700	(1,306)	7,040	7,882	(842)
Total Operating Revenues	303,030	289,478	13,552	525,687	478,749	46,938

Operating Expenses:
Purchased Gas	165,235	151,493	13,742	277,115	233,418	43,697
Operation and Maintenance	47,795	45,885	1,910	90,950	89,203	1,747
Property, Franchise and Other Taxes	11,312	11,509	(197)	21,365	21,388	(23)
Depreciation, Depletion and Amortization	13,365	13,340	25	26,656	26,665	(9)
	237,707	222,227	15,480	416,086	370,674	45,412

Operating Income	65,323	67,251	(1,928)	109,601	108,075	1,526

Other Income (Expense):
Other Income (Deductions)	(11,618)	(13,930)	2,312	(17,834)	(20,620)	2,786
Interest Expense	(6,263)	(6,857)	594	(12,157)	(13,695)	1,538

Income Before Income Taxes	47,442	46,464	978	79,610	73,760	5,850
Income Tax Expense	11,853	13,104	(1,251)	18,373	19,407	(1,034)
Net Income	$35,589	$33,360	$2,229	$61,237	$54,353	$6,884

Net Income Per Share (Diluted)	$0.41	$0.39	$0.02	$0.71	$0.63	$0.08

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$59,018	$55,644	$3,374	$111,100	$94,280	$16,820
Intersegment Revenues	43	(51)	94	375	76	299
Total Operating Revenues	59,061	55,593	3,468	111,475	94,356	17,119

Operating Expenses:
Purchased Gas	56,820	52,980	3,840	108,337	88,423	19,914
Operation and Maintenance	1,621	1,565	56	3,239	3,079	160
Depreciation, Depletion and Amortization	71	68	3	141	138	3
	58,512	54,613	3,899	111,717	91,640	20,077

Operating Income (Loss)	549	980	(431)	(242)	2,716	(2,958)

Other Income (Expense):
Other Income (Deductions)	198	59	139	245	72	173
Interest Expense	(8)	—	(8)	(13)	(12)	(1)

Income (Loss) Before Income Taxes	739	1,039	(300)	(10)	2,776	(2,786)
Income Tax Expense (Benefit)	195	461	(266)	(253)	1,152	(1,405)
Net Income	$544	$578	$(34)	$243	$1,624	$(1,381)

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$—	$0.02	$(0.02)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2019	2018	Variance	2019	2018	Variance
Total Operating Revenues	$310	$1,232	$(922)	$1,316	$2,328	$(1,012)
Operating Expenses:
Operation and Maintenance	323	357	(34)	583	671	(88)
Property, Franchise and Other Taxes	134	145	(11)	270	288	(18)
Depreciation, Depletion and Amortization	183	506	(323)	395	645	(250)
	640	1,008	(368)	1,248	1,604	(356)

Operating Income (Loss)	(330)	224	(554)	68	724	(656)

Other Income (Expense):
Other Income (Deductions)	151	81	70	288	143	145

Income (Loss) Before Income Taxes	(179)	305	(484)	356	867	(511)
Income Tax Expense (Benefit)	(51)	98	(149)	100	1,378	(1,278)
Net Income (Loss)	$(128)	$207	$(335)	$256	$(511)	$767

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$0.01	$—	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$55	$225	$(170)	$109	$438	$(329)
Intersegment Revenues	1,165	999	166	2,329	1,999	330
Total Operating Revenues	1,220	1,224	(4)	2,438	2,437	1
Operating Expenses:
Operation and Maintenance	3,955	3,801	154	6,751	7,207	(456)
Property, Franchise and Other Taxes	120	117	3	235	235	—
Depreciation, Depletion and Amortization	191	190	1	380	377	3
	4,266	4,108	158	7,366	7,819	(453)

Operating Loss	(3,046)	(2,884)	(162)	(4,928)	(5,382)	454

Other Income (Expense):
Other Income (Deductions)	32,114	30,122	1,992	54,992	62,591	(7,599)
Interest Expense on Long-Term Debt	(25,273)	(27,148)	1,875	(50,713)	(55,235)	4,522
Other Interest Expense	(1,324)	(1,559)	235	(2,367)	(2,942)	575

Income (Loss) before Income Taxes	2,471	(1,469)	3,940	(3,016)	(968)	(2,048)
Income Tax Expense (Benefit)	193	1,860	(1,667)	(4,726)	15,587	(20,313)
Net Income (Loss)	$2,278	$(3,329)	$5,607	$1,710	$(16,555)	$18,265

Net Income (Loss) Per Share (Diluted)	$0.02	$(0.05)	$0.07	$0.02	$(0.19)	$0.21

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2019	2018	Variance	2019	2018	Variance
Intersegment Revenues	$(58,886)	$(57,524)	$(1,362)	$(115,569)	$(106,482)	$(9,087)
Operating Expenses:
Purchased Gas	(27,528)	(27,920)	392	(52,568)	(51,360)	(1,208)
Operation and Maintenance	(31,358)	(29,604)	(1,754)	(63,001)	(55,122)	(7,879)
	(58,886)	(57,524)	(1,362)	(115,569)	(106,482)	(9,087)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Other Income (Deductions)	(29,201)	(30,946)	1,745	(57,897)	(62,265)	4,368
Interest Expense	29,201	30,946	(1,745)	57,897	62,265	(4,368)
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2019		2018		(Decrease)	2019		2018		(Decrease)

Capital Expenditures:
Exploration and Production	$142,571	(1)	$84,559	(3)	$58,012	$262,786	(1)(2)	$159,285	(3)(4)	$103,501
Pipeline and Storage	22,674	(1)	15,167	(3)	7,507	52,638	(1)(2)	37,440	(3)(4)	15,198
Gathering	12,680	(1)	19,352	(3)	(6,672)	21,470	(1)(2)	32,283	(3)(4)	(10,813)
Utility	19,735	(1)	15,755	(3)	3,980	35,657	(1)(2)	32,290	(3)(4)	3,367
Energy Marketing	22		4		18	41		22		19
Total Reportable Segments	197,682		134,837		62,845	372,592		261,320		111,272
All Other	—		—		—	—		1		(1)
Corporate	85		15		70	103		44		59
Eliminations	—		(19,922)		19,922	—		(19,922)		19,922
Total Capital Expenditures	$197,767		$114,930		$82,837	$372,695		$241,443		$131,252

(1)
Capital expenditures for the quarter and six months ended March 31, 2019, include accounts payable and accrued liabilities related to capital expenditures of $53.4 million, $10.7 million, $7.4 million, and $3.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2019, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the six months ended March 31, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2019.

(3)
Capital expenditures for the quarter and six months ended March 31, 2018, include accounts payable and accrued liabilities related to capital expenditures of $38.8 million, $9.0 million, $1.6 million, and $2.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2018, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the six months ended March 31, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2018.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2019	2018	Normal (1)	Last Year (1)

Buffalo, NY	3,290	3,372	3,208	2.5	5.1
Erie, PA	3,108	3,096	3,075	(0.4)	0.7

Six Months Ended March 31

Buffalo, NY	5,543	5,697	5,435	2.8	4.8
Erie, PA	5,152	5,126	5,104	(0.5)	0.4

(1)	Percents compare actual 2019 degree days to normal degree days and actual 2019 degree days to actual 2018 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	44,883	41,403	3,480	90,188	76,817	13,371
West Coast	487	675	(188)	989	1,370	(381)
Total Production	45,370	42,078	3,292	91,177	78,187	12,990

Average Prices (Per Mcf)
Appalachia	$2.65	$2.46	$0.19	$2.79	$2.41	$0.38
West Coast	6.06	4.40	1.66	6.40	4.70	1.70
Weighted Average	2.69	2.49	0.20	2.83	2.45	0.38
Weighted Average after Hedging	2.58	2.52	0.06	2.60	2.61	(0.01)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	2	2	—
West Coast	563	662	(99)	1,134	1,334	(200)
Total Production	564	663	(99)	1,136	1,336	(200)

Average Prices (Per Barrel)
Appalachia	$47.54	$58.54	$(11.00)	$55.93	$49.82	$6.11
West Coast	61.85	65.39	(3.54)	63.79	61.61	2.18
Weighted Average	61.82	65.39	(3.57)	63.78	61.60	2.18
Weighted Average after Hedging	61.01	58.31	2.70	61.36	59.05	2.31

Total Production (MMcfe)	48,754	46,056	2,698	97,993	86,203	11,790

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.35	$0.36	$(0.01)	$0.33	$0.35	$(0.02)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.94	$0.95	$(0.01)	$0.90	$0.97	$(0.07)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.74	$0.69	$0.05	$0.72	$0.69	$0.03

(1)
Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.56 and $0.54 per Mcfe for the three months ended March 31, 2019 and March 31, 2018, respectively. Amounts include transportation expense of $0.55 and $0.54 per Mcfe for the six months ended March 31, 2019 and March 31, 2018, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	372,000	BBL	$63.52 / BBL
NYMEX	534,000	BBL	$53.42 / BBL
Total	906,000	BBL	$57.57 / BBL

Gas Swaps
NYMEX	40,080,000	MMBTU	$2.93 / MMBTU
DAWN	3,600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	37,356,436	MMBTU	$2.61 / MMBTU
Total	81,036,436	MMBTU	$2.78 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	1,128,000	BBL	$64.26 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,452,000	BBL	$61.20 / BBL

Gas Swaps
NYMEX	40,990,000	MMBTU	$2.92 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	45,816,742	MMBTU	$2.35 / MMBTU
Total	94,006,742	MMBTU	$2.64 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	576,000	BBL	$64.48 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	732,000	BBL	$61.61 / BBL

Gas Swaps
NYMEX	6,790,000	MMBTU	$2.95 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,567,229	MMBTU	$2.22 / MMBTU
Total	48,957,229	MMBTU	$2.33 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,683,056	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Fixed Price Physical Sales	37,225,983	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Fixed Price Physical Sales	21,074,815	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Firm Transportation - Affiliated	50,967	47,551	3,416	86,668	82,392	4,276
Firm Transportation - Non-Affiliated	148,653	152,128	(3,475)	304,855	323,989	(19,134)
Interruptible Transportation	750	1,165	(415)	1,665	2,046	(381)
	200,370	200,844	(474)	393,188	408,427	(15,239)

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Gathered Volume - Affiliated	54,157	51,374	2,783	108,845	94,536	14,309

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Retail Sales:
Residential Sales	30,906	28,568	2,338	50,686	46,415	4,271
Commercial Sales	4,712	4,500	212	7,558	7,096	462
Industrial Sales	284	287	(3)	488	431	57
	35,902	33,355	2,547	58,732	53,942	4,790
Off-System Sales	—	119	(119)	—	141	(141)
Transportation	28,928	29,624	(696)	51,198	51,051	147
	64,830	63,098	1,732	109,930	105,134	4,796

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Natural Gas (MMcf)	16,191	16,112	79	28,610	28,091	519

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and six months ended March 31, 2019 and 2018:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$90,595	$91,847	$193,256	$290,501
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	4,000	(5,000)	(107,000)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	6,742	(335)	237	98
Tax impact of unrealized (gain) loss on hedge ineffectiveness	(1,416)	82	(50)	(24)
Unrealized (gain) loss on other investments (Corporate/All Other)	(3,831)	—	2,516	—
Tax impact of unrealized (gain) loss on other investments	805	—	(528)	—
Adjusted Operating Results	$92,895	$95,594	$190,431	$183,575

Reported GAAP Earnings per share	$1.04	$1.06	$2.23	$3.37
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	0.05	(0.06)	(1.24)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	0.08	—	—	—
Tax impact of unrealized (gain) loss on hedge ineffectiveness	(0.02)	—	—	—
Unrealized (gain) loss on other investments (Corporate/All Other)	(0.04)	—	0.03	—
Tax impact of unrealized (gain) loss on other investments	0.01	—	(0.01)	—
Rounding	—	—	0.01	—
Adjusted Operating Results per share	$1.07	$1.11	$2.20	$2.13

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2019 and 2018:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
(in thousands)
Reported GAAP Earnings	$90,595	$91,847	$193,256	$290,501
Depreciation, Depletion and Amortization	65,664	61,155	129,918	116,985
Other (Income) Deductions	5,919	13,092	15,521	16,594
Interest Expense	27,060	28,381	53,573	56,971
Income Taxes	29,785	38,269	52,693	(43,007)
Unrealized (Gain) Loss on Hedge Ineffectiveness	6,742	(335)	237	98
Adjusted EBITDA	$225,765	$232,409	$445,198	$438,142

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$41,281	$49,786	$89,106	$100,203
Gathering Adjusted EBITDA	24,598	24,220	50,546	45,033
Total Midstream Businesses Adjusted EBITDA	65,879	74,006	139,652	145,236
Exploration and Production Adjusted EBITDA	83,580	78,728	173,475	158,948
Utility Adjusted EBITDA	78,688	80,591	136,257	134,740
Energy Marketing Adjusted EBITDA	620	1,048	(101)	2,854
Corporate and All Other Adjusted EBITDA	(3,002)	(1,964)	(4,085)	(3,636)
Total Adjusted EBITDA	$225,765	$232,409	$445,198	$438,142

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2019	2018	2019	2018
Exploration and Production Segment
Reported GAAP Earnings	$21,873	$26,537	$60,087	$133,235
Depreciation, Depletion and Amortization	35,888	31,986	70,588	59,411
Other (Income) Deductions	(275)	(12)	(554)	(15)
Interest Expense	13,548	13,380	26,711	26,753
Income Taxes	5,804	7,172	16,406	(60,534)
Unrealized (Gain) Loss on Hedge Ineffectiveness	6,742	(335)	237	98
Adjusted EBITDA	$83,580	$78,728	$173,475	$158,948

Pipeline and Storage Segment
Reported GAAP Earnings	$17,749	$22,724	$42,851	$61,186
Depreciation, Depletion and Amortization	11,293	10,838	22,407	21,434
Other (Income) Deductions	(1,973)	(1,173)	(3,899)	(2,819)
Interest Expense	7,500	7,875	14,786	15,752
Income Taxes	6,712	9,522	12,961	4,650
Adjusted EBITDA	$41,281	$49,786	$89,106	$100,203

Gathering Segment
Reported GAAP Earnings	$12,690	$11,770	$26,872	$57,169
Depreciation, Depletion and Amortization	4,673	4,227	9,351	8,315
Other (Income) Deductions	(189)	(337)	(232)	(651)
Interest Expense	2,345	2,508	4,723	4,847
Income Taxes	5,079	6,052	9,832	(24,647)
Adjusted EBITDA	$24,598	$24,220	$50,546	$45,033

Utility Segment
Reported GAAP Earnings	$35,589	$33,360	$61,237	$54,353
Depreciation, Depletion and Amortization	13,365	13,340	26,656	26,665
Other (Income) Deductions	11,618	13,930	17,834	20,620
Interest Expense	6,263	6,857	12,157	13,695
Income Taxes	11,853	13,104	18,373	19,407
Adjusted EBITDA	$78,688	$80,591	$136,257	$134,740

Energy Marketing Segment
Reported GAAP Earnings	$544	$578	$243	$1,624
Depreciation, Depletion and Amortization	71	68	141	138
Other (Income) Deductions	(198)	(59)	(245)	(72)
Interest Expense	8	—	13	12
Income Taxes	195	461	(253)	1,152
Adjusted EBITDA	$620	$1,048	$(101)	$2,854

Corporate and All Other
Reported GAAP Earnings	$2,150	$(3,122)	$1,966	$(17,066)
Depreciation, Depletion and Amortization	374	696	775	1,022
Other (Income) Deductions	(3,064)	743	2,617	(469)
Interest Expense	(2,604)	(2,239)	(4,817)	(4,088)
Income Taxes	142	1,958	(4,626)	16,965
Adjusted EBITDA	$(3,002)	$(1,964)	$(4,085)	$(3,636)